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                                                                    EXHIBIT 4.5



                                 TRUST AGREEMENT


                  This TRUST AGREEMENT, dated as of September 24, 1998 (this "Agreement"), among IDACORP, Inc., an Idaho corporation, as "Sponsor," and Bankers Trust Company, a New York banking corporation, Bankers Trust (Delaware), a Delaware banking corporation, and J. LaMont Keen, not in their individual capacities but solely as trustees (the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

                  1. The trust created hereby shall be known as "IDACORP Trust I," in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

                  3. The Sponsor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

                  4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement (including the prospectus, prospectus supplements and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred

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Securities of the Trust under Section 12(b) or 12(g) of the Securities Exchange
Act of 1934, as amended, including any amendments thereto; (ii) to file with the New York Stock Exchange, the Pacific Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable and (iv) to negotiate the terms of and to execute, deliver and perform on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, including the Pricing Agreement attached as an exhibit thereto, if any, in each case among the Trust, the Sponsor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by any of the Trustees, J. LaMont Keen, in his capacity as a Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, the Sponsor hereby constitutes and appoints J. LaMont Keen as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the Sponsor or in the Sponsor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, shall do or cause to be done by virtue hereof.

                  5. This Agreement may be executed in one or more counterparts.

                  6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty (30) days' prior notice to the Sponsor.


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                  7. This Agreement shall be governed by, and construed in
accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                             IDACORP, Inc., as Sponsor


                             By: /s/ J. LaMont Keen
                                --------------------------------
                             Name: J. LaMont Keen
                             Title: Vice President,
                                    Chief Financial Officer and Treasurer

                             BANKERS TRUST COMPANY, not in its individual capacity but solely as Trustee

                             By:    /s/ James C. McDonough
                                --------------------------------
                             Name: James C. McDonough
                             Title:  Vice President

                             BANKERS TRUST (DELAWARE), not in its individual capacity but solely as Trustee

                             By:   /s/ M. Lisa Wilkins
                                --------------------------------
                             Name: M. Lisa Wilkins
                             Title:   Assistant Secretary

                                  /s/ J. LaMont Keen
                             -----------------------------------
                             J. LaMont Keen, not in his individual capacity but solely as Trustee





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